Exhibit I

                                  TRIDAN CORP.

                                 CODE OF ETHICS

1.    Purposes

      This Code of Ethics (the "Code") has been adopted by the Board of Directors of Tridan Corp., in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(m) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

      It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

      (a)   To employ any device, scheme or artifice to defraud the Fund;

      (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

      (c) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

      (d)   To engage in any manipulative practice with respect to the Fund.

2.    Definitions

      (a) "Access Person" means any director, officer or Advisory Person of Tridan.

      (b) "Administrator" means the person so designated at any time by Tridan's Board of Directors.

      (c)   "Adviser" means J.P. Morgan Investment Management Inc.

      (d) "Advisory Person" of a Fund means (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to

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            the Fund who obtains information concerning recommendations regarding the purchase or sale of securities by the Fund.

      (e) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

      (f)   "Control" has the same meaning as in Section 2(a)(9) of the Act.

      (g) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

      (h) "Disinterested Director" means a director of Tridan who is not an "interested person" of Tridan within the meaning of Section 2(a)(19) of the Act.

      (i) "Fund" means an investment company registered under the Investment Company Act of 1940. The word "Fund" is something used herein to refer to Tridan Corp. where the context so indicates.

      (j) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

      (k) "Investment Personnel" means (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

      (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or
            Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

      (m) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (n) "Security Held or to be Acquired" by Tridan means: (i) any Covered Security which, within the most recent 15 days, is or has been held by Tridan or is being or has been considered by Tridan or its Adviser for purchase by Tridan; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

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3.    Statement of Principles

      It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

      (a) the duty to at all times place the interests of the shareholders of Tridan first;

      (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

      (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position.

      It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Fund as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4.    Prohibited Purchases and Sales

      (a) No Access Person shall purchase or sell directly or indirectly any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

            (i)   is being considered for purchase or sale by Tridan; or

            (ii)  is being purchased or sold by Tridan.

      (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of Tridan) any information regarding Covered Securities transactions by Tridan or consideration by Tridan or its adviser of any such Covered Securities transactions.

      (c) No Access Person shall recommend any Covered Securities transaction by Tridan without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer, (ii) any contemplated transaction by such person in such Covered Securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Portfolio or on

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            the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

      (d) No Investment Personnel shall purchase any Covered Security which is part of an Initial Public Offering or a Limited Offering without prior approval from Tridan.

5.    Exempted Transactions

      The prohibitions of Section 4 of this Code shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by Tridan.

      (c) Purchases or sales which are non-volitional on the part of either the Access Person or Tridan.

      (d)   Purchases which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (f) Purchases or sales which are only remotely potentially harmful to Tridan because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold or held by Tridan.

6.    Reporting Requirements

      (a) Every Access Person must report to Tridan's Administrator, designated in accordance with subsection (d) below:

            (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:
                  (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

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            (ii)  Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

            (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access
                  Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

            (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

      (b)   Exceptions from the Reporting Requirements.

            (i) Notwithstanding the provisions of Section 6(a), no Access Person shall be required to make:

                  A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  B. a Quarterly Transaction or New Account Report under Sections 6(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Administrator with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 6(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Administrator.

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            (ii)  A Disinterested Director who would be required to make a report solely by reason of being a director need not make:

                  A.    an initial holdings report and annual holdings reports;
                        and

                  B. quarterly transaction and new account reports unless the director, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director, should have known, that during the 15-day period immediately before or after the date of the director's transaction in a Covered Security, such Covered Security is or was purchased or sold by Tridan or was being considered for purchase or sale by Tridan or the Adviser.

      (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 6(a)(ii).

      (d) All reports prepared pursuant to this Section 6 shall be filed with the person designated by Tridan's Board of Directors as the Administrator to review such reports, and shall be reviewed in accordance with procedures adopted by such Administrator.

      (e) Tridan will identify all Access Persons who are required to file reports pursuant to this Section 6 and will inform them of their reporting obligation.

      (f) The Administrator no less frequently than annually shall furnish to a Fund's Board of Directors for their consideration a written report that:

            (i) describes any issues under this Code of Ethics or related procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

            (ii) certifies that the Tridan has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7.    Recordkeeping Requirements

      Tridan must, at its principal place of business, maintain the following records in the manner and extent set out in this Section, and must make them available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

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      (a)   A copy of its Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

      (b) A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      (c)   A copy of each report made by an Access Person as required by
            Section 6(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

      (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

      (e) A copy of each report required by Section 6(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Investment Personnel of securities under
            Section 4(d) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.    Sanctions

      Upon discovering a violation of this Code, the directors of Tridan may impose such sanctions as they deem appropriate.